UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 21, 2023

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	98-1226628
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share $0.00001 Par Value	TBPH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2023, Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with Irenic Capital Management LP, a Delaware limited partnership, Irenic Capital Management GP LLC, a Delaware limited liability company, Irenic Capital Evergreen Master Fund LP, a Cayman Islands limited partnership, and Irenic Capital Evergreen Fund GP LLC, a Delaware limited liability company (collectively “Irenic”).

Pursuant to the Cooperation Agreement, the Company increased the size of the Company’s board of directors (the “Board”) by one (1) and approved the appointment of Jeremy Grant (the “New Director”) as a Class II director of the Board to fill the vacancy created by such increase in the size of the Board, with a term expiring at the Company’s 2025 Annual General Meeting of Shareholders (the “2025 Annual Meeting”).

The Cooperation Agreement further provides that in the event that the New Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director, or ceases to be a director of the Company prior the expiration of the Cooperation Period (as defined below), the Company and Irenic shall cooperate in good faith to select a mutually agreeable replacement director, provided that if Irenic identifies Andy Dodge to serve as a replacement director, the Company’s agreement to such individual’s appointment shall not be unreasonably withheld, delayed or conditioned, subject to certain customary onboarding processes. Irenic’s replacement rights with respect to the foregoing is conditioned upon Irenic beneficially holding a “net long position” equal to, or having an aggregate net long economic exposure to, at least 3.0% of the Company’s then-outstanding ordinary shares.

The Cooperation Agreement includes certain voting commitments, standstill, and mutual non-disparagement provisions that remain in place until the earlier of (i) thirty (30) calendar days prior to the notice deadline under the Amended and Restated Articles of Association of the Company for the nomination of non-proxy access director candidates (the “Notice Deadline”) for election to the Board at the Company’s 2025 Annual Meeting and (ii) one hundred fifty (150) days prior to the first anniversary of the 2024 Annual General Meeting of Shareholders (the “2024 Annual Meeting”); provided, however, that if the Company notifies Irenic in writing at least twenty (20) calendar days prior to the expiration of the Cooperation Period that the Board irrevocably offers, subject to Irenic’s acceptance of such offer, to re-nominate the New Director for election at the 2025 Annual Meeting and Irenic accepts such offer within fifteen (15) calendar days of receipt of such notice, the Cooperation Period shall be automatically extended until the date that is the earlier of (a) thirty (30) calendar days prior to the Notice Deadline for election to the Board at the Company’s 2026 Annual General Meeting of Shareholders and (b) one hundred fifty (150) days prior to the first anniversary of the 2025 Annual Meeting. (the “Cooperation Period”).

To enable the appointment of the New Director, the Company has initially expanded the size of the Board from nine (9) members to ten (10) members. Pursuant to the Cooperation Agreement, from the 2024 Annual Meeting until the expiration of the Cooperation Period, the size of the Board will be no greater than nine (9) members.

Concurrently with the execution of the Cooperation Agreement, the Company also entered into an Information Sharing Agreement (the “Information Sharing Agreement”) with Irenic, pursuant to which Irenic has the right during the Cooperation Period, upon Irenic’s request and subject to confidentiality obligations, including a two (2) day trading prohibition following the cleanse of such information received under the Information Sharing Agreement, to receive certain information from the Company in connection with any upcoming Company quarterly or annual financial announcement or investor day.

The foregoing description of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

In connection with the Cooperation Agreement, the New Director was appointed to the Board, as well as the Development and Commercialization Committee and the Compensation Committee, each effective December 21, 2023. The Board, taking into consideration a recommendation from its Nominating/Corporate Governance Committee, has determined that Mr. Grant is independent within the meaning of the independent director standards of the Securities and Exchange Commission (the “SEC”) and Nasdaq. In connection with his appointment to the Board, Mr. Grant will be entitled to receive cash and equity compensation pursuant to the Company’s non-employee director compensation program. Cash compensation consists of an annual retainer of $50,000 per year, an additional $1,500 for attending in-person Board meetings held outside the United States and annual retainers for any committee service, including $7,500 for service on the Compensation Committee and $5,000 for service on the Development and Commercialization Committee. Mr. Grant will receive equity compensation for his service as a non-employee member of the Board as set forth in the Company’s Director Compensation Policy, a description of which can be found in our Definitive Proxy Statement filed with the SEC on March 28, 2023 in connection with the Company’s 2023 Annual General Meeting of Shareholders. A copy of the press release, which includes certain biographical information of the New Director, is furnished as Exhibit 99.1 and incorporated herein by reference.

Except as disclosed in this Form 8-K, the Company is not aware of any arrangement or understanding with any person pursuant to which Mr. Grant was appointed as a member of the Board. There are no familial relationships between Mr. Grant and any director or executive officer of the Company. Mr. Grant is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On December 21, 2023, the Company issued a press release announcing the changes to the Board, the entry into the Cooperation Agreement and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Cooperation Agreement, dated as of December 21, 2023, by and among Theravance Biopharma, Inc., a Cayman Islands exempted company, Irenic Capital Management LP, a Delaware limited partnership, Irenic Capital Management GP LLC, a Delaware limited liability company, Irenic Capital Evergreen Master Fund LP, a Cayman Islands limited partnership, and Irenic Capital Evergreen Fund GP LLC, a Delaware limited liability company

99.1	Press Release, dated December 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: December 21, 2023	By:	/s/ Aziz Sawaf
Aziz Sawaf
Senior Vice President and Chief Financial Officer